CONFIDENTIAL
Exhibit 10.5
CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
LICENSE AGREEMENT
     THIS LICENSE AGREEMENT (this “Agreement”) dated as of September 30, 2005 (the “Effective Date”), is entered into between Abaxis, Inc. a California corporation (“Abaxis”), having a place of business at 3240 Whipple Road, Union City, CA, 94587, and Cepheid, a California corporation (“Cepheid”), having a place of business at 904 Caribbean Drive, Sunnyvale, CA 94089.
     WHEREAS, Abaxis owns or has rights in certain technology regarding lyophilized beads or reagent spheres.
     WHEREAS, Cepheid desires to obtain a non-exclusive worldwide license under Abaxis’ rights in such technology to develop and commercialize products for use in nucleic acid based amplification assays for diagnostic applications.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties agree as follows:
ARTICLE 1
DEFINITIONS
     1.1 “Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.
     1.2 “Confidential Information” shall mean, with respect to a party, all information of any kind whatsoever, and all tangible and intangible embodiments thereof of any kind whatsoever, which is disclosed by such party to the other party and is marked, identified as or otherwise acknowledged to be confidential at the time of disclosure to the other party. Notwithstanding the foregoing, Confidential Information of a party shall not include information which the other party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing party to the other party, (b) to have become publicly known, without fault on the part of the other party, subsequent to disclosure of such information by the disclosing party to the other party, (c) to have been received by the other party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information, (d) to have been otherwise known by the other party prior to disclosure of such information by the disclosing party to the other party, or (e) to have been

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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independently developed by employees or agents of the other party without access to or use of such information disclosed by the disclosing party to the other party.
     1.3 “Cepheid Foreign Distributor” shall mean a distributor authorized by Cepheid to sell outside of the United States, Cepheid’s Licensed Products provided by Cepheid to the distributor in their final package form and without any re-packaging or modification to the Licensed Product by the distributor.
     1.4 “District Court Action” shall mean the lawsuit asserting claims of infringement against Cepheid under multiple United States patents owned by Abaxis in the action of Abaxis, Inc., v. Cepheid, Inc., Case No. C 05-3618 PVT, pending as of the Effective Date in the United States District Court for the Northern District of California.
     1.5 “Field of Use” shall mean nucleic acid based amplification assays excluding for use in molecular biology research and isothermal rolling circle amplification.
     1.6 “Licensed Patent” U.S. patents and patent applications claiming priority from the U.S. patent application No. 07/747,179 including any reissues, reexaminations, extensions and continuations-in-part, and specifically including U.S. Patent Nos. 6,251,684, 5,998,031, 5,776,563, 5,624,597 and 5,413,732, and their corresponding foreign patents and patent applications.
     1.7 “Net Sales” shall mean, with respect to any Licensed Product, the gross invoiced sales price of such Licensed Product by Cepheid, its Affiliates, or distributors billed to third party customers, less (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such independent customers for spoiled, damaged, out-dated, rejected or returned Licensed Product; (b) actual freight and insurance costs incurred in transporting such Licensed Product to such customers; (c) cash, quantity and trade discounts and other price reductions; (d) sales, use, value-added and other direct taxes incurred; and (e) customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of such Licensed Product. For avoidance of doubt, Net Sales shall not include sales among Cepheid, its Affiliates and distributors for resale, provided that Net Sales shall include the amounts invoiced by Cepheid, Affiliates or distributors, as the case may be, on the resale of such Licensed Product in arms length transactions to third party customers. Notwithstanding the foregoing, Net Sales with respect to sales through Cepheid Foreign Distributors taking place outside of the United States shall be the amount invoiced between Cepheid and Cepheid Foreign Distributors. Furthermore, Net Sales with respect to sales through Northrop Grumman Security Systems, LLC (NGSS) to the United States Postal Service shall be the amount invoiced between Cepheid and NGSS.
     1.8 “Person” shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
     1.9 “Licensed Products” shall mean any product, the manufacture, use, sale, offer for sale, or importation of which, but for the licenses granted herein under this Agreement, would

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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infringe a Valid Claim of the Licensed Patents. Appendix 1 attached hereto provides a list of the Licensed Products as of the Effective Date of this Agreement.
     1.10 “Licensed GeneXpert Product” shall mean any Licensed Product that contains Cepheid’s self contained cartridge (also called GeneXpert cartridge) as described and offered by Cepheid at www.cepheid.com as of the Effective Date of this Agreement and any follow on versions made thereon. Appendix 2 attached hereto provides a list of the Licensed GeneXpert Products as of the Effective Date of this Agreement.
     1.11 “Licensed GeneXpert Product Unit” shall mean a single GeneXpert cartridge of Licensed GeneXpert Product that is designed for a single use to detect the presence or absence of one or more analytes in a single sample of biological material to be tested.
     1.12 “Territory” shall mean worldwide.
     1.13 “Valid Claim” shall mean a claim of an issued and unexpired patent of the Licensed Patents that (i) has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken or has been taken within the time allowed for appeal; (ii) has not been abandoned, or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES
     Each party hereby represents and warrants to the other party as follows:
     2.1 Corporate Existence. Such party is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated.
     2.2 Authorization and Enforcement of Obligations. Such party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.
     2.3 No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained.
     2.4 No Conflict. The execution and delivery of this Agreement and the performance of such party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.
     2.5 Representation by Abaxis. Abaxis hereby represents and warrants to Cepheid that as of the Effective Date of this Agreement, (a) Abaxis owns all right, title, and interest in and to the

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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Licensed Patents and has all necessary rights to grant the license under the Licensed Patents as set forth in Section ARTICLE 3, (b) Abaxis has received no written notices or claims that the practice of the Licensed Patents violates, infringes or misappropriates any third party’s intellectual property rights, and (c) Abaxis does not own or have rights to any patents or patent applications that are not included in the Licensed Patents and the rights of which are required to practice the license granted under this Agreement as set forth in Section ARTICLE 3.
     2.6 Disclaimer of Warranties. EXCEPT FOR THE WARRANTIES EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, ANY OTHER REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY WITH RESPECT TO THE LICENSED PATENTS OR OTHERWISE UNDER THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT.
ARTICLE 3
LICENSE GRANT
     3.1 Licensed IP Rights. Subject to the terms and conditions of this Agreement and during the term of this Agreement, Abaxis hereby grants to Cepheid a non-exclusive, non-transferable, royalty-bearing license, with the limited right to sublicense solely in accordance with Section 3.2 herein, under the Licensed Patents to make, have made, import, use, distribute and sell Licensed Products solely within the Field of Use and within the Territory, provided that any OEM arrangements other than CSR customers shall only be permitted with prior written consent by Abaxis and shall be subject to the proposed OEM being licensed under the Licensed Patents under the terms and conditions negotiated in good faith between the proposed OEM distributor and Abaxis. For avoidance of doubt, sales of Licensed GeneXpert Products by Cepheid in the relationship of Cepheid with Applied Biosystems (ABI) shall be considered licensed under this Agreement. The relationship referred to with ABI is specifically an arrangement whereby ABI provides wet reagents to Cepheid, which are manufactured into GeneXpert cartridges by Cepheid, which cartridges are owned by ABI, and which completed cartridges are distributed by Cepheid and its distributors. Sales by Cepheid under this relationship with ABI shall not be considered an OEM arrangement under this Agreement.
     3.2 Sublicenses. Unless specifically permitted by Abaxis in writing, Cepheid shall not grant any sublicenses under the license granted in Section 3.1 to any third party, with the sole exception of the limited right to grant sublicenses to Cepheid Affiliates in the Field of Use. Cepheid shall deliver a copy of each permitted sublicense under this Agreement to Abaxis promptly after execution of the same. Each permitted sublicense shall be subject to the terms and conditions of this Agreement, except that sublicenses of Affiliates shall not require an up front license fee or maintenance fees.
     3.3 License to Additional Products. Any product by Cepheid that becomes a Licensed Product after the Effective Date of this Agreement maybe added to the list of Licensed Products under Appendix 1 attached hereto via amendment to the Appendix 1, provided that Cepheid notifies Abaxis of such added Licensed Product in writing and Cepheid hereby agrees that such

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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added Licensed Product is subject to the same royalty term as set forth under Section 4.2 in this Agreement.
ARTICLE 4
PAYMENTS AND ROYALTIES
     4.1 Initial License Fee. In consideration for the licenses granted to Cepheid herein, Cepheid shall pay Abaxis [***] on the Effective Date of this Agreement.
     4.2 Royalty Rate. In consideration for the licenses granted to Cepheid herein, during the term of this Agreement, Cepheid shall pay royalties to Abaxis
     [***]
     4.3 License Maintenance Fee. In consideration for the licenses granted to Cepheid herein, during the term of this Agreement, Cepheid shall pay Abaxis a license maintenance fee of [***] per year payable by December 31 of each year; provided that such license maintenance fee is creditable against any royalties due during such calendar year. Such minimum royalty shall be prorated for the calendar year of 2005.
ARTICLE 5
ROYALTY REPORTS AND ACCOUNTING
     5.1 Royalty Reports. During the term of this Agreement, Cepheid shall furnish to Abaxis a quarterly written report showing in reasonably specific detail , (a) the gross sales of each Licensed Product sold by Cepheid, its Affiliates and its distributors, (except sales by Cepheid Foreign Distributors and NGSS to the US Postal Service) in the Territory during the reporting period and the calculation of Net Sales from such gross sales; (b) the royalties payable in United States dollars, if any, which shall have accrued hereunder based upon Net Sales of each Licensed Product; (c) the withholding taxes, if any, required by law to be deducted in respect of such sales; and (d) the exchange rates used in determining the amount of United States dollars. With respect to sales of Licensed Products invoiced in United States dollars, all amounts shall be expressed in United States dollars. With respect to sales of Licensed Products invoiced in a currency other than United States dollars, all amounts shall be expressed in the domestic currency of the party making the sale together with the United States dollar equivalent. The United States dollar equivalent shall be calculated using the average of the exchange rate (local currency per US$1) published in The Wall Street Journal, Western Edition, under the heading “Currency Trading” on the last business day of each month during the applicable calendar quarter. Reports shall be due on the sixtieth (60th) day following the close of each quarter. Cepheid shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined. For the purpose of this Section 5.1 and Section 6.1, the first quarterly royalty report will cover the period of October 1, 2005 to December 31, 2005.

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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     5.2 Audits.
          5.2.1 Upon the written request of Abaxis and not more than once in each calendar year, Cepheid shall permit an independent certified public accounting firm of nationally recognized standing selected by Abaxis and reasonably acceptable to Cepheid, at Abaxis’ expense, to have access during normal business hours to such of the records of Cepheid as may be reasonably necessary to verify the accuracy of the royalty reports for any year ending not more than thirty six (36) months prior to the date of such request. The accounting firm shall disclose to Abaxis only whether or not the reports are correct and the amount of any discrepancies. No other information shall be shared.
          5.2.2 If such accounting firm concludes that additional royalties were owed during such period, Cepheid shall pay the additional royalties within thirty (30) days of the date Abaxis delivers to Cepheid such accounting firm’s written report so concluding. The fees charged by such accounting firm shall be paid by Abaxis; provided, however, if the audit discloses that the royalties payable by Cepheid for the audited period are more than one hundred five percent (105%) of the royalties actually paid for such period, then Cepheid shall pay the reasonable fees and expenses charged by such accounting firm.
          5.2.3 Cepheid shall include in each permitted sublicense granted by it to its Affiliates pursuant to this Agreement a provision requiring the Affiliate, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Abaxis’ independent accountant to the same extent required of Cepheid under this Agreement. Except for distribution agreements with Cepheid Foreign Distributors and NGSS, Cepheid shall include in its distribution agreements with its distributors a provision requiring the distributor to keep and maintain records of sales made pursuant to such distribution agreement and to grant access to such records by Abaxis’ independent accountant to the same extent required of Cepheid under this Agreement. Upon the expiration of thirty six (36) months following the end of any year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon Abaxis and Cepheid, its Affiliates and distributors.
     5.3 Confidential Financial Information. Abaxis shall treat all financial information subject to review under this Section ARTICLE 5 as confidential, and shall cause its accounting firm to retain all such financial information in confidence under Section ARTICLE 7 below.
ARTICLE 6
PAYMENTS
     6.1 Payment Terms. Royalties shown to have accrued by each royalty report provided for under Section 5.1 above shall be due on the date such royalty report is due. Payment of royalties in whole or in part may be made in advance of such due date.
     6.2 Payment Method. Except as provided in this Section 6.2, all payments by Cepheid to Abaxis under this Agreement shall be paid in United States dollars, and all such payments shall be originated from a United States bank located in the United States and made by bank wire transfer in immediately available funds to such account as Abaxis shall designate before such

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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payment is due. Upon Abaxis’ election made in writing not less than thirty (30) days prior to any payment date, Cepheid shall pay all royalties owing to Abaxis hereunder in the currency in which such royalties accrued, without conversion into United States dollars.
     6.3 Exchange Control. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country in the Territory where the Licensed Product is sold, payment shall be made through such lawful means or methods as Abaxis reasonably shall determine.
     6.4 Withholding Taxes. All amounts owing from Cepheid to Abaxis shall be paid by Cepheid without deduction or withholding for or on account of any present or future tax, levy, impost, fee, assessment, deduction or charge by any taxing authority. If Cepheid is required by law to deduct or withhold any taxes, levies, imposts, fees, assessments, deductions or charges from or in respect of any amount owing from Cepheid to Abaxis, (a) Cepheid shall pay the relevant taxation authority the minimum amount necessary to comply with the applicable law, (b) Cepheid shall make such payment prior to the date on which interest or penalty is attached thereto, and (c) the amount owing from Cepheid to Abaxis shall be increased as may be necessary so that after Cepheid makes all required deductions or withholdings, Abaxis shall receive an amount equal to the amount it would have received had no such deductions or withholdings been made. Cepheid, its Affiliates and distributors shall cooperate with Abaxis to enable Abaxis to claim exemption therefrom under any double taxation or similar agreement in force and shall provide to Abaxis proper evidence of payments of withholding tax and assist Abaxis by obtaining or providing, in as far as possible, the required documentation for the purpose of Abaxis’ tax returns.
ARTICLE 7
CONFIDENTIALITY
     7.1 Confidential Information. During the term of this Agreement, and for a period of five (5) years following the expiration or earlier termination hereof, each party shall maintain in confidence all Confidential Information disclosed by the other party, and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those directors, officers, employees, consultants, clinical investigators, contractors, (sub)licensees, distributors or permitted assignees, to the extent such disclosure is reasonably necessary in connection with such party’s activities as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, each party hereto shall obtain agreement of any such person or entity to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information.
     7.2 Terms of this Agreement. Except as otherwise provided in Section 7.1 above, neither party shall disclose any terms or conditions of this Agreement to any third party without the prior consent of the other party. Notwithstanding the foregoing, prior to execution of this Agreement, the parties have agreed upon the substance of information that can be used to describe the terms of this transaction, including a redacted copy of this Agreement for public reporting purposes

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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and each party may disclose such information, as modified by mutual agreement from time to time, without the other party’s consent.
     7.3 Permitted Disclosures. The confidentiality obligations contained in this Section ARTICLE 7 shall not apply to the extent that the receiving party (the “Recipient”) is required (a) to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or (b) to disclose information to any governmental agency for purposes of obtaining approval to test or market a Licensed Product, provided in either case that the Recipient shall provide written notice thereof to the other party and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof. For the purposes of this Section ARTICLE 7, both Abaxis and Cepheid are the disclosing party and Recipient with respect to the terms and conditions of this Agreement.
ARTICLE 8
PATENTS
     8.1 Prosecution and Maintenance. Abaxis shall be responsible for and shall control the preparation, filing, prosecution and maintenance of the Licensed Patents.
     8.2 Enforcement.
     Abaxis, at its sole expense and discretion, shall have the right to determine the appropriate course of action to enforce the Licensed Patents or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the Licensed Patents, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the Licensed Patents.
ARTICLE 9
TERMINATION
     9.1 Expiration. Subject to the provisions of Sections 9.2 and 9.3 below, this Agreement shall expire on the expiration of Cepheid’s obligation to pay royalties to Abaxis under Section 4.2 above.
     9.2 Termination by Cepheid. Cepheid may terminate this Agreement, in its sole discretion, upon thirty (30) days prior written notice to Abaxis.
     9.3 Termination by Abaxis. Abaxis may terminate this Agreement upon or after the material breach of this Agreement by Cepheid if Cepheid has not cured such material breach within ninety (90) days after written notice thereof by Abaxis.
     9.4 Effect of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Sections 1, 2, 7, 8, 9, 10, 11.1 and 12 shall survive the expiration or termination of this Agreement.

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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ARTICLE 10
INDEMNIFICATION
     10.1 Indemnification. Subject to Section 10.2 below, Cepheid shall indemnify, defend and hold harmless Abaxis and its Affiliates and all of their respective directors, officers, employees, stockholders and agents and their respective successors, heirs and assigns (the “Indemnitees”) from and against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon such Indemnitees, or any of them, in connection with any third party claims, suits, actions, demands or judgments, including, without limitation, allegations of personal injury, death and product liability matters, to the extent arising out of (a) any actions or omissions of Cepheid or its Affiliates in the research, development, testing, production, manufacture, supply, promotion, import, sale or use of any Licensed Products, (b) any material breach of this Agreement by Cepheid, or (c) gross negligence or willful misconduct on the part of Cepheid. All sublicense agreements between Cepheid and its permitted sublicensees shall include a substantially similar indemnification provision for the benefit of Abaxis which shall be enforceable directly by Abaxis.
     10.2 Procedure. Abaxis promptly shall notify Cepheid of any claim, demand, action or other proceeding for which Abaxis intends to claim indemnification. Cepheid shall have the right to participate in, and to the extent Cepheid so desires jointly with any other indemnitor similarly noticed, to assume the defense thereof with counsel selected by Cepheid; provided, however, that Abaxis shall have the right to retain its own counsel, with the fees and expenses to be paid by Cepheid, if representation of Abaxis by the counsel retained by Cepheid would be inappropriate due to actual or potential differing interests between Abaxis and any other party represented by such counsel in such proceedings. Cepheid may not settle or otherwise consent to an adverse judgment in any such claim, demand, action or other proceeding, that diminishes the rights or interests of Abaxis without the prior express written consent of Abaxis, which consent shall not be unreasonably withheld or delayed. Abaxis, its employees and agents, shall reasonably cooperate with Cepheid and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Section ARTICLE 10.
     10.3 Insurance. Cepheid shall maintain insurance with respect to the research, development and commercialization of Licensed Products by Cepheid in such amount as Cepheid customarily maintains with respect to the research, development and commercialization of its similar products. Cepheid shall maintain such insurance for so long as it continues to research, develop or commercialize any Licensed Products.
ARTICLE 11
LIMITED RELEASE
     11.1 Limited Release. Except as provided in this Agreement and except for claims or defenses related to allegations concerning material breaches of this Agreement, which breaches are not cured within 60 days after notice from Abaxis, and subject to a) Cepheid’s and its Affiliates’ compliance with the terms and conditions of this Agreement, and b) Cepheid not terminating this Agreement prior to the expiration of any of the Licensed Patents in the absence

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of any material breach of this Agreement by Abaxis, Abaxis, on behalf of itself and its Affiliates and assigns, hereby irrevocably releases, remises, discharges and acquits a) Cepheid and its Affiliates, b) the agents, representatives, officers, employees, managers, directors, shareholders, attorneys, predecessors of Cepheid and of its Affiliates, and c) ABI, NGSS, and United States Post Office only with respect to their activities associated with their relationship with Cepheid in the sale of the Licensed Products to the United States Postal Service, from and against any and all known or unknown, accrued or unaccrued, legal, equitable or other, liabilities claims, suits, actions, causes of action, debts, accounts, bonds, damages, expenses, fees, losses, royalties, or demands in law, equity or otherwise, that are based upon the activities of Cepheid occurring prior to the Effective Date and related to the making, using, selling, or offering to sell Licensed Products by Cepheid (“Limited Release”). Abaxis and Cepheid acknowledge that this release and any related dismissal of claims does not encompass activities of Cepheid occurring after the Effective Date. Notwithstanding the foregoing, in the event Cepheid, its Affiliates, or distributors only with respect to distributing Cepheid Licensed Products (excluding NGSS and Cepheid Foreign Distributors), cease to make, use, sell, or offer to sell any and all Licensed Products in each and every jurisdiction where there is at least one Valid Claim (“Termination of Licensed Product”), unless such action is immaterial and is ceased within 30 days after notice from Abaxis, and consequently Cepheid terminates this Agreement solely for the reason of Termination of Licensed Product, Cepheid will be entitled to the Limited Release granted in this Section 11.1, provided that Cepheid does not resume any activity within the scope of a Valid Claim after Termination of Licensed Product unless such activity is immaterial and is ceased within 30 days after notice from Abaxis.
     11.2 Dismissal. Within two (2) business days of the Effective Date, Abaxis shall file with the United States District Court for the Northern District of California a request for final dismissal without prejudice of the District Court Action, and thereafter take any other steps as may be necessary to cause the District Court Action to be finally dismissed without prejudice.
ARTICLE 12
MISCELLANEOUS
     12.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties to the other shall be in writing and addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor, and shall be effective upon receipt by the addressee.

If to Abaxis:	Abaxis, Inc.
3240 Whipple Road,
Union City, CA, 94587
United States of America
Attn: Kenneth Aron, Vice President of Research & Development
FAX: (510)-441-6150

If to Cepheid:	Cepheid
904 Caribbean Drive
Sunnyvale, CA 94089
Attn: Legal Department

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     12.2 Assignment. Except as otherwise expressly provided under this Agreement neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred (whether voluntarily, by operation of law or otherwise), without the prior express written consent of the other party; provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment or transfer in violation of this Section 12.2 shall be void.
     12.3 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof.
     12.4 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied representations, agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed on behalf of each party.
     12.5 Severability. Should a court of competent jurisdiction later consider any provision of this Agreement to be invalid, illegal, or unenforceable, it shall be considered severed from this Agreement and the parties agree to use their best efforts to negotiate a provision that is consistent with applicable law and accomplishes, as nearly as possible, the original intention of the parties with respect thereto. All other provisions, rights and obligations shall continue without regard to the severed provision, provided that the remaining provisions of this Agreement are in accordance with the intention of the parties.
     12.6 Independent Contractors. Each party hereby acknowledges that the parties shall be independent contractors and that the relationship between the parties shall not constitute a partnership, joint venture or agency. Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party, without the prior consent of the other party to do so.
     12.7 Waiver. The waiver by a party of any right hereunder, or of any failure to perform or breach by the other party hereunder, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by the other party hereunder whether of a similar nature or otherwise.
     12.8 Force Majeure. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than for the payment of money) to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes,

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.
     12.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Abaxis, Inc.

By	/s/ Kenneth Aron

Title	Vice President: Research & Development

Cepheid

By	/s/ Joseph H. Smith

Title	Sr. Vice President and General Counsel

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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Appendix 1
Licensed Products
A) [***], including:
1) [***]
2) [***]
3) [***]
4) [***]
5) [***]
6) [***]
7) [***]
8) [***]
9) [***]
10) [***]
11) [***]
12) [***]
13) [***]
14) [***]
15) [***]
B) [***]
C) IVD products: [***]
D) Environmental and Bio-Threat Testings: [***]
(E) [***]

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

CONFIDENTIAL
Appendix 2
Licensed GeneXpert Products
A) IVD products: [***]
B) Environmental and Bio-Threat Testings: [***]

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.